Exhibit 21.1
Exhibit 21.1
List of Subsidiaries of Ascend Wellness Holdings, LLC

	Entity Legal Name	State
1.	Ascend Mass, Inc.	Delaware
2.	Massgrow, Inc.	Delaware
3.	AGP Investments, LLC	Delaware
4.	Ascend Illinois II, LLC	Illinois
5.	AWH Fairview, LLC	Illinois
6.	Ascend Illinois, LLC	Illinois
7	Revolution Cannabis - Barry, LLC	Illinois
8.	Springfield Partners II, LLC	Illinois
9.	AWH Fairview Opco, LLC	Illinois
10.	Healthcentral, LLC	Illinois
11.	AWH Springfield Opco, LLC	Illinois
12.	Ascend Illinois Holdings, LLC	Illinois
12.	MOCA LLC	Illinois
14.	Ascend Mass, LLC	Massachusetts
15.	Massgrow, LLC	Massachusetts
16.	Ascend Athol RE LLC	Massachusetts
17.	Ascend Friend Street RE LLC	Massachusetts
18.	Southcoast Apothecary, LLC	Massachusetts
19.	Blue Jay RE, LLC	Massachusetts
20.	Met Real Estate, LLC	Massachusetts
21.	AWH Mgmt Grp LLC	Massachusetts
22.	AWHM, LLC	Michigan
23.	FPAW Michigan 2, INC.	Michigan
24.	FPAW Michigan, LLC	Michigan
25.	MSP MGMT GRP LLC	Michigan
26.	AWH NJ Holdco, LLC	New Jersey
27.	Ascend GI Borrower, LLC	New Jersey
28.	Ascend New Jersey, LLC	New Jersey
29.	AW Franklin LLC	New Jersey
30.	NJ MGMT GRP LLC	New Jersey
31.	AWH New York, LLC	New York
32.	Ascend Ohio, LLC	Ohio
33.	Marichron Pharma, LLC	Ohio
35.	Ascend Virginia, LLC	Virginia